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                       AMES DEPARTMENT STORES, INC.                             Exhibit 20
                        DECEMBER  RESULTS VS. PLAN                              Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                                                    Fiscal 1997 Year-to-Date
                                                                    ------------------------
                                                                      Actual       Plan (a)
                                                                     ---------    ---------
CASH FLOW SUMMARY:
------------------
Beginning Cash & Cash Equivalents                                       $46.1        $46.1

Cash Flow from Operations:
     Net Income                                                          42.8         34.8
     Non-Cash Income Tax Provision                                       23.7         17.9
     Other                                                                8.0          6.6
                                                                     ---------    ---------
Cash Provided by Operations                                              74.5         59.3

Changes in Working Capital:
     FIFO Inventory Increase                                            (14.8)        (8.9)
     Trade Payables Increase                                             61.1         47.7
     All Other                                                            9.0         (0.1)
                                                                     ---------    ---------
Net Changes in Working Capital                                           55.3         38.7

Capital Expenditures                                                    (31.4)       (34.6)

Other:
     Short-Term Borrowings (Payments)- Revolver, net                       -            -
     Capital Lease Payments                                              (2.6)        (2.5)
     Long-Term Debt Payments                                            (12.1)       (12.0)
     Store Closing and Other                                            (16.7)        (6.7)
                                                                     ---------    ---------
Total Other                                                             (31.4)       (21.2)
                                                                     ---------    ---------

Increase in Cash & Cash Equivalents                                      67.0         42.2
                                                                     ---------    ---------

Ending Cash & Cash Equivalents                                         $113.1        $88.3
                                                                     =========    =========
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 (a)  As reported on Form 8-K dated August 7, 1997


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